Exhibit 10.22

Amendment No. 5 dated as of June 30, 2008 to Sub-License, Development and Technology Transfer Agreement dated May 1, 2005, as amended by Amendment No. 1 dated July 13, 2006, Amendment No. 2 dated April 1, 2007, Amendment No. 3 dated September 18, 2007, and Amendment No. 4 dated January 15, 2008 (as so amended, the “Sub-License Agreement”) between Sea Change Group, LLC, a New York limited liability company (“Licensor”) and Innopump, Inc., a Nevada corporation (“Licensee”).

RECITALS

Licensee and Licensor, having entered into the Sub-License Agreement, now wish to amend certain provisions of the Sub-License Agreement regarding the due dates and amount of payments to be made by Licensee to Licensor pursuant to the provisions of the Sub-License Agreement.

NOW THEREFORE, in consideration of the premises, the parties hereto agree as follows:

1. Change in Installment Payments. Paragraph 4 of the Sub-License Agreement is hereby amended as to Subparagraphs 4.2 of Amendment No. 4 as follows:

4.2 Four Hundred Fifty Thousand Dollars ($450,000) on July 1, 2009; and

4.3 Deleted in its entirety.

2. Royalty Waiver and Extension. The total royalty due to Sea Change Group in accordance with Paragraph 5.2 of the Sub-License Agreement as of June 30, 2008 in the aggregate of $140,536 will be deferred to be due on July 1, 2009. Royalties will continue until such time that the revenues as stated are received. Additional royalties earned from July 1, 2008 through June 30, 2009 shall be accrued but deferred to be due on July 1, 2009. No interest shall be due or payable in regard to past due royalties.

3. Effect of Amendment. Except as amended hereby, the Sub-License Agreement shall remain unmodified and in full force and effect, and is ratified and confirmed in all respects.

4. Entire Agreement. This Amendment together with the Sub-License Agreement constitute the full and entire understanding and agreement between Licensor and Licensee with regard to the subjects set forth in the Sub-License Agreement.

5. Headings. The headings contained in this Amendment are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

SEA CHANGE GROUP, LLC
By:/s/ Geoffrey Donaldson
Name: Geoffrey Donaldson
Title: Managing Member